UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2012

Facebook, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35551	20-1665019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Willow Road Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 308-7300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(e) The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Employee RSU Acceleration; Tax Withholding; and Post-Acceleration Capitalization” is incorporated herein by reference in response to this Item 5.02(e).

Item 8.01 Other Events.

Employee RSU Acceleration; Tax Withholding; and Post-Acceleration Capitalization

We have granted restricted stock units (RSUs) to our employees, including our named executive officers, and members of our board of directors. RSUs granted prior to January 1, 2011 (Pre-2011 RSUs) under our 2005 Stock Plan vest upon the satisfaction of both a service condition and a liquidity condition. The liquidity condition will be satisfied six months following our initial public offering (IPO). Under settlement procedures applicable to these awards, we are permitted to deliver the underlying shares within 30 days before or after the date on which the liquidity condition is satisfied. We disclosed in the prospectus relating to our IPO that this date would occur between 151 to 180 days after May 17, 2012. We currently expect that two trading days following the announcement of our third quarter 2012 financial results, we will vest and settle outstanding Pre-2011 RSUs for which the service condition has been satisfied and that are held by employees who are employed by Facebook through October 15, 2012. We currently expect to announce our third quarter results on October 23, 2012, which would result in an expected vesting and settlement date of October 25, 2012. The shares would be eligible for sale in the public markets as of market open on October 29, 2012, as described further below.

On the vesting and settlement date, we plan to withhold and remit income taxes at applicable minimum statutory rates based on the closing price of our common stock on the trading day immediately prior to the vesting and settlement date. We currently expect that the average of these withholding tax rates will be approximately 45%.

To settle these RSUs, assuming an approximate 45% tax withholding rate, we anticipate that we will net settle the awards by delivering an aggregate of approximately 124 million shares of common stock to holders of Pre-2011 RSUs and withholding an aggregate of approximately 101 million shares of common stock. The 101 million shares that are withheld by us as a result of the net settlement of Pre-2011 RSUs will no longer be considered for accounting purposes to be issued and outstanding, thereby reducing our shares outstanding used to calculate earnings per share. These 101 million shares will become eligible for granting as new awards or shares underlying new awards under our 2012 Equity Incentive Plan.

Assuming the price of our common stock at the time of settlement was equal to $19.09, the closing price of our Class A common stock on August 30, 2012, we estimate that the aggregate tax obligation for the settlement of these RSUs would be approximately $1.9 billion. The amount of this obligation will vary depending on the closing price of our shares on the trading day immediately preceding the vesting and settlement date, the actual tax withholding rates at that time, and changes in the number of our then-current employees holding Pre-2011 RSUs as of October 15, 2012. We intend to fund these tax withholding and remittance obligations by using our existing cash and borrowings from our credit facilities. We currently do not expect to conduct any offering of our equity securities near the initial RSU settlement date to fund this obligation, nor do we currently expect to conduct an offering in connection with the expiration of “market stand-off” or “lock-up” restrictions in the fourth quarter of 2012.

After giving effect to the net settlement described above (and based on shares, options and RSUs outstanding as of August 30, 2012), we will have on the net settlement date:

•	912,321,482 shares of Class A common stock outstanding;

•	1,354,219,182 shares of Class B common stock outstanding;

•	113,711,519 shares of Class B common stock issuable upon the exercise of options outstanding under our 2005 Stock Plan and 2012 Equity Incentive Plan;

•	60,000,000 shares of Class B common stock issuable upon the exercise of an option held by Mark Zuckerberg;

•	173,795,517 shares of Class B common stock and 5,481,080 shares of Class A common stock subject to RSUs outstanding under our 2005 Stock Plan and 2012 Equity Incentive Plan; and

•	22,999,395 shares of Class B common stock issuable upon completion of our acquisition of Instagram, Inc.

Waiver of Market Stand-Off for Employees

Our employees are subject to “market-stand-off” provisions that prohibit them from selling or otherwise transferring any of their common stock or securities convertible into or exchangeable for shares of common stock until November 14, 2012. We intend to waive this market stand-off provision to allow our employees who were employed by Facebook through October 15, 2012, to sell shares held by them or shares subject to Pre-2011 RSUs (to the extent the service condition has been met) or vested stock options on the date that is four trading days following the announcement of our third quarter 2012 financial results, which announcement is currently scheduled for October 23, 2012. In addition to the approximately 124 million shares that we expect to issue upon net settlement of Pre-2011 RSUs held by such employees, we also expect that approximately 55 million outstanding shares of common stock and approximately 55 million shares of common stock subject to vested stock options held by such employees will be eligible for sale as a result of this waiver. Accordingly, we expect that a total of approximately 234 million shares held by employees who are employed by Facebook through October 15, 2012, will be eligible for sale in the public market as of market open on October 29, 2012.

We do not intend to waive the market stand-off provisions for our founder, CEO and Chairman, Mark Zuckerberg, or for any of our non-employee directors.

Policy Regarding 10b5-1 Trading Plans

We have adopted an “Insider Trading Policy” that governs the trading of our securities by our directors, officers, employees and consultants. Pursuant to the terms of that policy, all of our executive officers, as well as other members of our senior management team, are required to conduct any purchase or sale transactions in our securities through a trading plan established pursuant to Rule 10b5-1 (“Rule 10b5-1 Plans”) under the Securities Exchange Act of 1934, as amended. Under the company’s current policies, Rule 10b5-1 Plans can be entered into only during an open trading window and are subject to a “cooling-off” period before any sales or purchases may occur pursuant to such a Plan.

We understand that two of our non-employee directors, Marc Andreessen and Donald Graham, intend to satisfy taxes incurred in connection with the vesting or settlement of their RSU awards by effecting sales of our common stock. Any such sales will be conducted through Rule 10b5-1 Plans adopted in accordance with our securities trading policies. Other than such tax-related sales, Mr. Andreessen and Mr. Graham have no present intention to sell any shares of our common stock held by them personally.

As of the date of this report, Mark Zuckerberg has not adopted a Rule 10b5-1 Plan and has informed us that he has no intention to conduct any sale transactions in our securities for at least 12 months. Mr. Zuckerberg currently holds in aggregate approximately 444 million shares of Class B common stock as well as 60 million shares of Class B common stock issuable upon the exercise of an option.

Additional Share Information

As of August 30, 2012, we have approximately 692 million shares of common stock eligible for sale in the public market, which consists of approximately 421 million shares of common stock sold in our IPO and approximately 271 million shares of common stock released from market stand-off restrictions on August 16, 2012. The remaining outstanding shares of our common stock, as well as the shares underlying outstanding RSUs and shares subject to employee stock options, will be eligible for sale in the public market in the near future as set forth below:

Date Available for Sale into Public Market	Number of Shares of Common Stock
October 29, 2012	approximately 124 million shares underlying net-settled Pre-2011 RSUs held by then-current employees as of October 15, 2012 and approximately 55 million outstanding shares and approximately 55 million shares subject to stock options held by then-current employees as of October 15, 2012 other than Mr. Zuckerberg

November 14, 2012	approximately 749 million outstanding shares and approximately 28 million shares underlying Pre-2011 RSUs not held by then-current employees as of October 15, 2012

December 14, 2012	approximately 156 million shares held by the selling stockholders in our IPO other than Mr. Zuckerberg

May 18, 2013	approximately 47 million shares held by Mail.ru Group Limited and DST Global Limited and their respective affiliates

The table above excludes the 444 million outstanding shares and 60 million shares issuable upon the exercise of an option that are held by Mr. Zuckerberg because he has informed us that he has no intention to conduct any sale transactions in our securities for at least 12 months. In addition, as of August 30, 2012, options to purchase 45,693,252 shares held by former employees were outstanding and fully vested and the shares underlying such options will be eligible for sale on November 14, 2012. We expect an additional approximately 4 million shares to be delivered upon the net settlement of RSUs following the date of the initial settlement of RSUs described above and December 31, 2012 will be eligible for sale in the public market immediately following settlement.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding our business strategy and plans as well as the plans of certain holders of our securities, which statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: any change in the date of the announcement of our third quarter 2012 financial results; any change in the dates on which we elect to vest and settle certain outstanding Pre-2011 RSUs and waive certain market stand-off provisions applicable to our employees; the actual closing price of shares of our Class A common stock and the actual tax withholding rates on the vesting date of the Pre-2011 RSUs; changes in the number of our employees on October 15, 2012 holding Pre-2011 RSUs, our common stock or vested stock options; changes in the manner in which we elect to fund the aggregate tax obligation resulting from the net settlement of Pre-2011 RSUs; changes in our current expectations regarding public offerings of our equity securities; and changes in our current expectations regarding transactions in our securities by non-employee directors or Mr. Zuckerberg. In addition, please note that the date of this Current Report on Form 8-K is September 4, 2012, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: September 4, 2012	By:	/s/ Theodore W. Ullyot
	Name:	Theodore W. Ullyot
	Title:	Vice President, General Counsel, and Secretary